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                                                                    Exhibit 99.1

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RAINFOREST CAFE, INC.                       A Wild Place to Shop and Eat(R)
720 South Fifth Street
Hopkins, MN 55343                           For Further Information Contact:
                                            Kenneth W. Brimmer
                                            President
                                            612-945-5400
www.rainforestcafe.com
NATIONAL MARKET:  RAIN
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                RAINFOREST CAFE AND LANDRY'S SEAFOOD RESTAURANTS
                             TERMINATE MERGER PLANS

                 RAINFOREST CANCELS SPECIAL SHAREHOLDER MEETING


MINNEAPOLIS--APRIL 26, 2000--Rainforest Cafe, Inc. (Nasdaq:RAIN) and Landry's Seafood Restaurants, Inc. (NYSE:LNDY) announced today that they will not proceed with their proposed merger transaction and have terminated their merger agreement. The termination was mutually agreed upon, and no payments will be made by either party. The Rainforest Special Meeting of Shareholders which was to have been held on April 28, 2000 to consider the merger has been canceled.

Lyle Berman, Chairman and CEO commented, "Although we viewed the Landry's transaction as the best alternative currently available to Rainforest shareholders, it has become apparent that this view was not shared by the majority of our shareholders. Consequently we have jointly determined with Landry's to terminate our merger agreement. With the proposed merger activities now concluded, management will continue to focus on the operating aspects of Rainforest Cafe's business."

Rainforest Cafe, Inc. develops, owns, and operates combination restaurant/retail facilities offering a stimulating and entertaining rain forest theme, providing visitors with "A Wild Place to Shop and Eat(R)." There are currently 39 Rainforest Cafe(R)units open including 28 domestic locations and 11 international units. Rainforest Cafe, Inc. common shares are traded on the NASDAQ national Market under the symbol RAIN.

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This news release (as well as information included in oral statements or other written statements made or to be made by the Company) may contain forward-looking statements, such as statements relating to future expansion, that involve risks and uncertainties relating to future events. Actual events or the Company's results may differ materially from the results discussed in the forward-looking statements. The Company does
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not expect to update forward-looking statements continually as conditions change. These risks and uncertainties include, but are not limited to, those relating to competition, fluctuations and changes in consumer preferences and attitudes, intellectual property protection, development and construction activities, and results of shareholder litigation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's Form 10K filed with the Securities and Exchange Commission for the fiscal year ended January 3, 1999.
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